SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: October 9, 2003

CCF Holding Company

(Exact Name of Registrant as Specified in Charter)

Georgia	0-25846	58-2173616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Main Street, Jonesboro, Georgia (Address of Principal Executive Offices)	30236 (Zip Code)

(770) 478-8881

(Registrant’s telephone number, including area code)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibit is furnished in accordance with Item 601 of Regulation S-B:

99.1	Press Release dated October 9, 2003

Item 12.	Results of Operations and Financial Condition.

On October 9, 2003, CCF Holding Company (the “Company”) issued a press release providing its current expectations for its financial performance for the quarter ended September 30, 2003. A copy of this press release is attached as Exhibit 99.1. The information contained in this report on Form 8-K is being furnished to the Securities and Exchange Commission (the “Commission”) pursuant to Item 12 of Form 8-K.

The press release includes the Company’s current expectations regarding earnings per share for the quarter ended September 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CCF HOLDING COMPANY

By:	/s/ David B. Turner

David B. Turner
President and Chief Executive Officer

Dated: October 14, 2003